Exhibit 99.1

Oragenics Announces Closing of $3.3 Million Preferred Stock Private Placement

and $3.4 Million Debt Conversion into Equity

Also amends Exclusive Channel Collaboration (ECC) Agreements with Intrexon

TAMPA, November 9, 2017— Oragenics, Inc. (NYSE MKT: OGEN), a clinical stage biotechnology company, today announced that it has completed a private placement of $3.3 million of Non-Voting Series B Convertible Preferred Stock (the “Series B Preferred Stock”) with four existing shareholders who are accredited investors including an entity affiliated with a director of the Company (the “Preferred Stock Financing”). Concurrently with the Preferred Stock Financing, the Company also entered into a Debt Conversion Agreement (the “Debt Conversion Agreement”) with Intrexon Corporation (“Intrexon”), pursuant to which Intrexon exchanged its $2.4 million unsecured non-convertible promissory note previously issued by the Company to Intrexon (the “Intrexon Note”), the accrued interest on the Intrexon Note and trade payables owed to Intrexon, including accrued interest in the aggregate amount of approximately $3.4 million (collectively the “Debt”) for equity in the form of 100 shares of Series C Non-Voting, Non-Convertible, Preferred Stock (the “Series C Preferred Stock”) issued by the Company to Intrexon.

Additionally, the Company amended its two Exclusive Channel Collaboration Agreements and related Stock Issuance Agreements, with Intrexon for its Oral Mucositis and Lantibiotic programs (collectively the “ECC Amendments”) to consolidate the development milestone payments into one payment within six months after the Food and Drug Administration (the “FDA”) approval for each separate program.

Dr. Alan Joslyn, the Company’s President and Chief Executive Officer stated, “We are extremely pleased with the financial commitment that our investors and Intrexon have shown to the Company’s programs through this financing, Debt Conversion and ECC Amendments. The proceeds from the stock offering will enable us to continue advancing our promising biotherapeutic candidates.”

The Preferred Stock Private Placement

The Company issued an aggregate of 6,600,000 shares of Series B Preferred Stock at a purchase price of $0.50 per share which are convertible into 13,200,000 shares of the Company’s Common Stock, based on a conversion ratio of one share of Series B Preferred Stock into two shares of common stock. The purchase price per share represented by the shares of common stock the Series B Preferred Stock is convertible into equates to $0.25 per share. In addition, the Company issued to the investors in the private placement accompanying warrants to purchase an aggregate of 10,645,161 shares of Common Stock. The Warrants have a term of seven years from the date of issuance, are non-exercisable until 6 months after issuance, and have an exercise price of $0.31 per share. The convertibility of Series B Convertible Preferred Stock into shares of common stock and the exercisability of the Warrants into shares of common stock are subject to shareholder approval as required under NYSE MKT rules which shareholder approval is expected to be obtained by written consent and effectiveness thereof subject to the completion of the 20 day period after the filing of a definitive Information Statement on Schedule 14C.

Proceeds from the Preferred Stock Financing (including the exercise of any warrants for cash) will be used for the advancement of the AG013 Oral Mucositis clinical trial and the lantibiotic program and general corporate purposes, including working capital. The Company believes that the proceeds from the Preferred Stock Financing as well as the exchange of the Debt for Series C Preferred Stock will also allow the Company to timely comply with its plan to regain compliance with the NYSE MKT’s shareholders’ equity requirements.

The ECC Amendments

The ECC Amendment for the Company’s oral mucositis product candidate ActoBiotics® AG013, an oral biotherapeutic, provides for a single milestone payment within six months after FDA approval of $27,500,000 and revised the field in which the Company has exclusive rights to its oral mucositis product candidate for the treatment of oral mucositis to clarify the Company has an exclusive for the treatment of Oral Mucositis in humans regardless of etiology. The ECC Amendment for the Company’s lantibiotic product candidate provided for a single milestone payment within six months after FDA approval of $25,000,000. Each ECC was modified to reduce the sublicense revenue percentage it would have to pay from 50% to 25%. The Lantibiotic ECC royalty rate was also revised from 25% of Positive Product Profit to 10% of Net Sales.

The Intrexon Debt Conversion

Intrexon exchanged the Debt for equity in the form of 100 shares of Series C Preferred Stock issued by the Company to Intrexon. The Series C Preferred Stock is non-voting and non-convertible and is redeemable in whole or part at any time by the Company for cash. The Series C Preferred bears an accruing annual PIK dividend payable in Series C Preferred Stock of 12% through May 10, 2019 and after such date, the dividend will accrue at 20%, annually, unless earlier redeemed by the Company.

The Series B Preferred Stock, Warrants and Series C Preferred Stock were offered and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The Series B Preferred Stock, the Warrants, the Common Stock issuable upon the conversion thereof, the exercise of the Warrants and the Series C Preferred Stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration with the United States Securities and Exchange Commission or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oragenics, Inc.

We are focused on becoming a leader in novel antibiotics against infectious disease and on developing effective treatments for oral mucositis. Oragenics, Inc. has established two exclusive worldwide channel collaborations with Intrexon Corporation, a synthetic biology company. The collaborations allow Oragenics access to Intrexon’s proprietary technologies toward the goal of accelerating the development of much needed new antibiotics that can work against resistant strains of bacteria and the development of biotherapeutics for oral mucositis and other diseases and conditions of the oral cavity, throat, and esophagus.

For more information about Oragenics, please visit www.oragenics.com.

About ActoBiotics®

The ActoBiotics® platform utilizes Lactococcus lactis, a food grade microbe able to deliver active biological molecules, including nucleic acids and peptides, with precision. This innovative class of oral biotherapeutics has the potential to treat a variety of diseases via expression of biopharmaceuticals selectively to the oral and gastrointestinal tract. ActoBiotics® technology also enables production of targeted biologicals for crop protection designed to avoid off-target health and environmental impact of conventional pest and disease control methods. ActoBiotics® is a registered trademark of Intrexon Corporation.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, our ability to raise capital in the future, our current need for financing to meet our operational needs and to be able to move our product candidates forward through pre-clinical and clinical development, our inability to obtain sufficient financing to conduct our business; any inability to obtain or delays in the Food and Drug Administration approval for future clinical studies and testing, the future success of our studies and testing and any inability to also achieve favorable results in human studies, our ability to successfully develop and commercialize products, the financial resources available to us to continue research and development, any inability to regain compliance with the NYSE MKT continued listing requirements and those other factors described in our filings with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Oragenics, Inc.

Corporate:

Michael Sullivan, 813-286-7900

Chief Financial Officer

msullivan@oragenics.com

or

Investor/Media Relations:

The Ruth Group

Tram Bui 646-536-7035

tbui@theruthgroup.com